EXHIBIT 99.1

Laser Photonics Announces Appointment of Timothy Schick, CFA, as Chief Financial Officer

Orlando, FL October 5, 2022 – Laser Photonics Corporation (NASDAQ: LASE), (“LPC”), a leading global industrial developer of Cleantech laser systems for laser cleaning, and other materials applications, announced that Timothy Schick, CFA, has been appointed chief financial officer of the Company, effective October 5, 2022.

“Tim brings a wealth of financial and operational experience in industrial markets to Laser Photonics that will benefit our company in the public markets,” said Wayne Tupuola, chief executive officer of Laser Photonics. “As we execute our growth strategy over the next few years, I expect Tim to be a key contributor in driving both revenue and income growth, while keeping us in regulatory compliance.”

Schick joined the LPC in July 2022 as Vice President of Finance. Prior to joining LPC, he served as Head of Finance at Jupiter Marine International in Bradenton, Florida, where he oversaw that company’s accounting, financial planning and analysis, risk management, and HAZMAT compliance functions, among other responsibilities. He has also served as the director of financial planning & analysis at Everglades Boats in Edgewater, Florida, where he installed and managed all new financial processes, including comprehensive planning, financial statement construction, budgeting, forecasting, reporting, analysis, key metric and performance dashboard design and development, work-in-process reporting, and work order scheduling. Previously, Schick served in various financial and investment roles. He earned a Bachelor of Science in Aerospace Engineering from the United States Naval Academy, a Master of Science in Aeronautics & Astronautics from Massachusetts Institute of Technology and an MBA from the University of North Florida. He is a CFA charterholder and an active member of the CFA Institute (formerly the Association for Investment Management and Research).

Forward-Looking Statements

This press release may include “forward-looking statements.” To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Laser Photonics Corporation does not undertake any duty to update any forward-looking statements except as may be required by law.

About Laser Photonics Corporation

Laser Photonics is a vertically-integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, industrial, maritime, space exploration and shipbuilding industries are using LPC’s “unique-to-industry” systems. For more information, visit www.laserphotonics.com.

Laser Photonics Investor Relations Contact:

Brian Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com